Exhibit 10.9.1

Master Security Agreement

MASTER SECURITY AGREEMENT
No. 5081084
Dated as of March 30, 2005 (“Agreement”)

     THIS AGREEMENT is between Oxford Finance Corporation (together with its successors and assigns, if any, “Secured Party”) and Genomic Health, Inc. (“Debtor”). Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314. Debtor is a corporation organized and existing under the laws of the state of Delaware. Debtor’s mailing address and chief place of business is 301 Penobscot Drive, Redwood City, CA 94063.

1. CREATION OF SECURITY INTEREST.

     Debtor grants to Secured Party, its successors and assigns, a security interest in and against the Collateral (as that term is defined herein). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time executed by Debtor (collectively “Notes” and each a “Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the “Indebtedness”). Unless otherwise provided by applicable law, notwithstanding anything to the contrary contained in this Agreement, to the extent that Secured Party asserts a purchase money security interest in any items of Collateral (the “PMSI Collateral”): (i) the PMSI Collateral shall secure only that portion of the Indebtedness which has been advanced by Secured Party to enable Debtor to purchase, or acquire rights in or the use of such PMSI Collateral (the “PMSI Indebtedness”), and (ii) no other Collateral shall secure the PMSI Indebtedness.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Note that:

(a)	Due Organization. Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b)	Power and Capacity to Enter Into and Perform Obligations. Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c)	Due Authorization. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

(d)	Approvals and Consents. No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e)	No Violations or Defaults. The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any material breach of or constitute a material default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f)	Litigation. There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents (a “Material Adverse Effect”), nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g)	Solvency. The fair salable value of Debtor’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Debtor is not left with unreasonably small capital after the transactions in this Agreement or any Notes and Debtor is able to pay its debts (including trade debts) as they mature.

(h)	Financial Statements Prepared In Accordance with GAAP. All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no Material Adverse Change (as hereinafter defined) in Debtors financial condition;

(i)	Use of Collateral. The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(j)	Collateral in Good Condition and Repair. The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in its care and use;

(k)	Ownership of Collateral. Debtor is, and will remain, the sole and lawful owner, and in possession of the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(l)	Encumbrances. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the reasonable judgment of Debtor, any material risk of the sale, forfeiture or loss of any of the Collateral and for which adequate reserves have been established, and (iii) inchoate material men’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”);

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(m)	Taxes. All federal, state and local tax returns required to be filed by Debtor have been filed with the appropriate governmental agencies and all taxes due and payable by Debtor have been timely paid. Debtor will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

(n)	No Defaults. No event or condition exists under any material agreement, instrument or document to which Debtor is a party or may be subject, or by which Debtor or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder, where such default or event of default would have a Material Adverse Change;

(o)	Certification of Financial Information. All reports, certificates, schedules, notices and financial information submitted by Debtor to the Secured Party pursuant to this Agreement shall be certified as true and correct by the president or chief financial officer of Debtor; and

(p)	Notice of Material Adverse Change. Debtor shall give the Secured Party prompt written notice of any event, occurrence or other matter which has resulted or may result in a material adverse change in its financial condition, business operations, prospects, product development, technology, or business or contractual relations with third parties of Debtor which change would impair the ability of Debtor to perform its obligations hereunder or under any of the other Debt Documents or of Secured Party to enforce the Indebtedness or realize upon the Collateral (a “Material Adverse Change”).

(q)	Transactions with Affiliates. Debtor shall not, without the prior written consent of Security Party, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Debtor except for transactions that are in the ordinary course of Debtor’s business, upon fair and reasonable terms that are no less favorable to Debtor than would be obtained in an arm’s length transaction with a nonaffiliated Person.

(r)	Subsidiary. Debtor hereby represents and warrants that it has only one subsidiary, while subsidiary’s exact legal name is Oncotype Laboratories, Incorporated (the “Subsidiary”. Debtor further represents and warrants that the Subsidiary is not currently an active business and owns no assets. The Debtor covenants and agrees not to cause or allow the Subsidiary to become an active business or to owning assets without providing the Secured Party with not less than thirty days’ prior written notice and executing and delivering such documents, agreements and instruments as Secured Party requests in order to, at Secured Party’s option, join the Subsidiary as a co-Debtor hereunder and under the other Debt Documents or cause the Subsidiary to become a guarantor of the Indebtedness, and to grant a lien on all of the Subsidiary’s assets in favor of Secured Party.

(s)	Primary Account and Wire Transfer Instructions. Debtor maintains its Primary Account (the “Primary Operating Account”) and the Wire Transfer Instructions for the Primary Operating Account are as follows:

Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054 ABA No.: 121140399 Account No.: 3300248193 Account Name: Genomic Health, Inc.

Debtor hereby agrees that Loans will be advanced to the account specified above and regularly scheduled payments will be automatically debited from the same account. In addition to the Primary Operating Account identified hereinabove, Debtor maintains the following other deposit and investment accounts:

a.	Silicon Valley Bank Securities
3003 Tasman Drive Santa Clara, CA 95054 ABA No.: 121000358 (SVB Securities clears through B of A) Account No.: 886-00767-1-3ZGQ Account Name: Genomic Health, Inc.

Bank of America 530 Lytton Avenue, 2nd Floor Palo Alto, CA 94301-1539 ABA No.: 121000358 Account No.: 14996-08284 Account Name: Genomic Health, Inc.

3. COLLATERAL.

The Debtor, covenants and agrees that, so long as any of the Debt Documents shall remain in effect, or unless the Secured Party shall otherwise consent in writing:

(a)	Possession or Control of Collateral; Inspection of Collateral. Except to the extent Secured Party exercises any remedy it may have in connection with a default by Debtor, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice.

(b)	Maintenance. Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Equipment in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Equipment only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c)	Disposition of Collateral. Secured Party does not authorize and Debtor agrees it shall not (i) part with posession of any of the Collateral (except to Secured Party), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

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(d)	Taxes. Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents, excluding any of the foregoing measured by the income of Secured Party. At its option, while any default hereunder has occurred and is continuing, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, for all reasonable costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e)	Books and Records. Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f)	Third Party Possession of Collateral. Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

(g)	Change of Address. All of the Collateral is located in and will in the future be in the possession of the Debtor at its address stated above or at such other addresses as may be set forth on the attached Schedule A. The Debtor has not at any time within the past four (4) months either (a) maintained Equipment or (b) maintained its chief executive office or its records with respect to the Collateral at any other location and shall not do so hereafter except with the prior written consent of the Secured Party. The Secured Party shall be entitled to rely upon the foregoing unless it receives 14 days’ advance written notice of a change in the address of the Debtor’s executive offices or location of the Collateral.

(h)	Fixtures. Not permit any item of the Equipment to become a fixture to real estate or an accession to other property without the prior written consent of the Secured Party, and the Equipment is now and shall at all times remain personal property except with the Secured Party’s prior written consent. If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law and if such real estate is encumbered, the Debtor will obtain from the holder of each Lien or encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in the Collateral, in a form acceptable to the Secured Party. Notwithstanding the forgoing, Secured Party waives the requirement to obtain a waiver from each and every landlord in connection with the first advance and may, at its option, require a waiver for future advances.

(i)	Chattel Paper. Promptly, upon request by the Secured Party, deliver, assign, and endorse to the Secured Party all chattel paper and all other documents included in the Collateral held by the Debtor in connection therewith.

(j)	Cost Accounting and Procurement Systems. The Debtor’s cost accounting and procurement systems are and at all times have been, and will continue to be, in compliance with all applicable requirements.

(k)	Domain Name. Take the necessary or appropriate steps to ensure that the identity and location of the servers used in connection with the Debtor’s domain name and the identity of the party having control over the domain name server and of the administrative contact with the registry have been disclosed to the Secured Party. The Debtor shall not change the domain name server without notification to the Secured Party. The Debtor shall maintain the trademark of the domain name by defending against any infringement suits and by policing the trademark. The Debtor shall renew the domain name registration during the loan term. The Debtor shall make all payments to the domain name registrar necessary to maintain the domain name.

4. INSURANCE.

(a)	Risk of Loss. Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b)	Insurance Requirements. Debtor agrees to maintain general liability insurance and to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, risk of loss by collision (for any or all Collateral which are vehicles) and such other risks as Secured Party may reasonably require. The liability insurance coverage shall be in an amount standard for companies similar to Debtor in Debtor’s industry in Debtor’s geographic region. The property insurance coverage shall be in an amount no less than the full replacement value of the Collateral. All insurance policies shall be in a form, with companies and with deductible amounts, acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee and an additional insured, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5. REPORTS.

(a)	Notice of Events. Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b)	Financial Statements, Reports and Certificates. Debtor will deliver to Secured Party within one hundred fifty (150) days of the close of each fiscal year of Debtor, Debtor’s complete financial statements including a balance sheet, income statement, statement of shareholders’ equity and statement of cash flows, each prepared in accordance with generally accepted accounting principles consistently applied, certified by a recognized firm of certified public accountants satisfactory to Secured Party. Debtor will deliver to Secured Party copies of Debtor’s quarterly financial statements including a balance sheet, income statement and statement of cash flows, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, within ninety (90) days after the close of each of Debtor’s fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission. Debtor will deliver to Secured Party copies of Debtor’s monthly financial statements including a balance sheet and income statement, each prepared by Debtor in

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accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, within forty-five (45) days after the close of each month. Concurrently with delivery of the foregoing information, and from time to time promptly upon request of Secured Party, Debtor will deliver to Secured Party a Compliance Certificate substantially consistent with the form of the document attached hereto as Schedule B. Debtor will deliver to Secured Party promptly upon request of Secured Party, in form satisfactory to Secured Party, such other and additional information as Secured Party may reasonably request from time to time.

6. FURTHER ASSURANCES.

(a)	Further Assurances Regarding Security Interests. Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts reasonably deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Party.

(b)	Authorization To File Financial Statements. Debtor shall perform any and all acts reasonably requested by the Secured Party to establish, maintain and continue the Secured Party’s security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Secured Party. Debtor hereby authorizes Secured Party through any of Secured Party’s employees, agents or attorneys to file any and all financing statements, including, without limitation, any original filings, continuations, transfers or amendments thereof required to perfect Secured Party’s security interest and liens in the Collateral under the UCC without authentication or execution by Debtor. Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to (a) file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto that covers the Collateral and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

(c)	Indemnification. Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees (each an “Indemnified Party”), from and against all claims, actions and suits (including, without limitation, related reasonable attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral, except to the extent any such claim, action or suit arises out of the gross negligence or willful misconduct of an Indemnified Party.

7. DEFAULT AND REMEDIES.

(a)	Defaults. Debtor shall be in default under this Agreement and each of the other Debt Documents if any of the following events or conditions cannot be cured within 5 days of when the event or condition occurred:

i.	Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents;

ii.	Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

iii.	Debtor breaches the covenant set forth in the fourth sentence of Section 4(b) within 5 days after the written request for such policies or certificate of insurance by Secured Party or Debtor breached any of its other insurance obligations under Section 4;

iv.	Debtor breaches any of its other non-payment obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

v.	Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

vi.	Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

vii.	Debtor breaches or is in default under any other agreement between Debtor and Secured Party and fails to cure that breach within thirty (30) days after written notice from Secured Party;

viii.	Debtor or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

ix.	Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

x.	A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

xi.	Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;

xii.	Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral.

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xiii.	Debtor shall merge with or consolidate into any other entity or sell all or substantially all of its assets or in any manner terminate its existence;

xiv.	If Debtor is a privately held corporation, more than 50% of Debtor’s voting capital stock, or effective control of Debtor’s voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date the Agreement is executed;

xv.	If Debtor is a publicly held corporation, there shall be a change in the ownership of Debtor’s stock such that Debtor is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933;

xvi.	Debtor defaults under any other financing arrangement between Debtor and a third party which results in a Material Adverse Change;

xvii.	Secured Party shall have determined in its sole and good faith judgment that (a) it is the clear intention of Debtor’s investors to not continue to fund the Debtor in the amounts and timeframe necessary to enable Debtor to satisfy the Indebtedness as it becomes due and payable or (b) there is a material impairment in the perfection or priority of the Secured Party’s security interest in the Collateral; or

xviii.	Secured Party shall have determined in its sole and good faith judgment that there has been a material adverse change in the financial condition, business, operations, prospects, product development, technology, or business or contractual relations with third parties of Debtor from the date hereof, or a change or event shall have occurred which would impair the ability of Debtor to perform its obligations hereunder or under any of the other financing agreements to which it is a party or of Secured Party to enforce the Indebtedness or realize upon the Collateral;

(b)	Acceleration. If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c)	Rights and Remedies. Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, (iv) to instruct the bank maintaining any Deposit Account to transfer the funds in the Deposit Account to any account of the Secured Party, or (v) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action. Upon the occurrence and during the continuation of an Event of Default, Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with full authority in Debtor’s place and stead and in Debtor’s name or otherwise, from time to time in Secured Party’s sole and arbitrary discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purpose of this Agreement.

(d)	Application of Proceeds. Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e)	Fees and Costs. Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f)	Remedies Cumulative. Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g)	WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8. MISCELLANEOUS.

(a)	Assignment. This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from

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Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b)	Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by overnight express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c)	Correction of Errors. Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Note consistent with the agreement of the parties.

(d)	Time is of the Essence; Consents. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns. Whenever the consent or approval of Debtor or Secured Party is required hereunder or under any other Debt Document, such consent shall not be unreasonably withheld or delayed.

(e)	Entire Agreement. This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(f)	Termination of Agreement. This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(g)	CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE SECURED PARTY IN PARTIAL CONSIDERATION OF SECURED PARTY’S RIGHT TO ENFORCE IN THE JURISDICTION STATED ABOVE. DEBTOR CONSENTS TO JURISDICTION IN THE COMMONWEALTH OF VIRGINIA, VENUE IN ANY FEDERAL OR STATE COURT IN THE COMMONWEALTH OF VIRGINIA FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID JURISDICTION IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST SECURED PARTY IN ANY JURISDICTION EXCEPT VIRGINIA.

(h)	Loss, Depreciation or Other Damage. The Secured Party shall not be liable for or prejudiced by any loss, depreciation or other damage to Receivables or other Collateral unless caused by the Secured Party’s willful or negligent act, and the Secured Party shall have no duty to take any action to preserve or collect any Collateral.

9. DEFINITIONS.

     As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Virginia Uniform Commercial Code (including revised Article 9 thereof) shall have the meanings given therein unless otherwise defined herein.

Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Account Debtor” shall mean the account debtor or any customer of the Debtor who is obligated or indebted to the Debtor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party or organization who enters into or proposes to enter into any contract or other arrangement with the Debtor pursuant to which the Debtor is to deliver any personal property or perform any service.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Collateral” shall mean all Equipment, instruments, documents, commercial tort claims, investment property and letter of credit rights now owned or hereafter acquired by the Debtor; all guarantees, or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; all books of account and documents related thereto; computer tapes, programs, discs and other material, media or documents relating to the recording, billing or analyzing of any of the above; all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, contracts with website advertisers, scripts, codes or Active-X controls, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to domain names, instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above- mentioned items; contractual rights, literary rights, all amounts received as an award in or settlement of a suit in damages, proceeds of loans, interests in joint ventures or general or limited partnerships, the sale by the Debtor of any of the foregoing and all proceeds (cash and non- cash) of the foregoing; proceeds of property received wholly or partly in trade or exchange for any of the above and all rents, revenues, issues, profits and proceeds in any form, including cash, insurance proceeds, distributions on stock, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements and other documents arising from the sale, lease, license, encumbrance, collection of, or any other temporary or permanent disposition of, any of the above or any interest therein.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any (i) Receivables, (ii) Government Contracts or Government Accounts, (iii) Inventory, or (iv) any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or

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unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Debtor connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”).

“Cash Equivalents” means the sum outstanding, at any one time, of (i) all cash (in United States dollars) owned by Debtor at such time plus (ii) the fair market value of all cash equivalents and short term investments (as those terms are defined by GAAP) owned by Debtor at such time.

“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank.

“Equipment” shall mean (a) all goods and equipment of the Debtor of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all imbedded software, machinery, motor vehicles and other rolling stock, furniture, furnishings, tools, dies, fittings, accessories, all substitutions therefore, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing; (c) all present and future rights, claims and causes of action of Debtor in connection with purchases of (or contracts for the purchase of), or warranties relating to, or damages to, goods held or to be held by the Debtor as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; and (e) all present and future general intangibles of the Debtor in any way relating to any of the foregoing. Notwithstanding the foregoing, Equipment shall not include the tradeshow booth.

“Government Accounts” shall mean all accounts arising out of any Government Contract.

“Government Contract” shall mean any contract between the Debtor and the United States Government, any state or local government or any agency thereof, and all amendments thereto.

“Inventory” shall mean and include (a) all goods now owned or hereafter acquired by the Debtor, which are held for sale or lease by the Debtor or are furnished or to be furnished by the Debtor under contracts of service, (b) all raw materials, work in process, finished goods, packaging materials, and other materials and supplies of every kind used or consumed in connection with the manufacture, production, packing, shipping, advertising or sale of such goods, (c) all proceeds and products from the sale or other disposition of such goods, including all goods returned, repossessed, or acquired by the Debtor by way of substitution or replacement, and all additions and accessions thereto, and all documents and instruments (as those terms are defined in the Uniform Commercial Code) covering such goods; (d) all the Debtor’s rights as an unpaid seller, including stoppage in transit, detinue and reclamation; and (e) all of the above owned by the Debtor or in which the Debtor now has or in which the Debtor may hereafter acquire an interest, whether in transit or in the Debtor’s constructive or actual possession or held by the Debtor or others for the Debtor’s account (including any of the above held on consignment), including, without limitation, all of the above which may be located on the Debtor’s premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters or other third parties who may have possession, temporary or otherwise, thereof.

“Lien(s)” shall mean any mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Payment” or “Payments” shall mean any check, draft, cash or any other remittance or credit in payment or on account of any or all of the Receivables and the cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Receivables” shall mean in addition to the definition of account as contained in the Uniform Commercial Code (a) all of the Debtor’s present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper (including tangible and electronic chattel paper), tax refunds, general intangibles (excluding the Intellectual Property) and all rights to receive the payment of money or other consideration under present or future contracts including, without limitation, all of the Debtor’s rights under each Government Contract and all related Government Accounts now owned or hereafter acquired by the Debtor; (b) all present and future cash of the Debtor; (c) all present and future judgments, orders, awards and decrees in favor of the Debtor and causes of action in favor of the Debtor; (d) all present and future contingent and noncontingent rights of the Debtor to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit; (e) all present and future claims, rights of indemnification and other rights of the Debtor under or in connection with any contracts or agreements to which the Debtor is or becomes a party or third party beneficiary; (f) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of the Debtor; (g) all present and future rights of the Debtor as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (h) all rights which the Debtor may now or at any time hereafter have, by law or agreement, against any Account Debtor or other obligor of the Debtor, and all rights, liens and security interests which the Debtor may now or at any time hereafter have, by law or agreement, against any property of any Account Debtor or other obligor of the Debtor; (i) all invoices and shipping documents; and (j) all present and future interests and rights of the Debtor, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which the Debtor is a party, as lessor, sublessor, lessee or sublessee.

     IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:	DEBTOR:

Oxford Finance Corporation	Genomic Health, Inc.

By: /s/ Michael J. Altenburger	By: /s/ Brad Cole

Name: Michael J. Altenburger	Name: Brad Cole

Title: Chief Financial Officer	Title: Chief Financial Officer

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SCHEDULE A

(Collateral Locations)

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Master Security Agreement

SCHEDULE B
(Compliance Certificate)
FORM OF
COMPLIANCE CERTIFICATE

Oxford Finance Corporation
133 N. Fairfax Street
Alexandria, VA 22314

     Re: <Debtor>

     Gentlemen:

     Reference is made to the Master Security Agreement dated as of ___, 200___(as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Oxford Finance Corporation and <Debtor> (the “Company”).

     The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the financial reporting period ending ___with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and are consistent from one period to the next, except as explained below.

Indicate compliance status by circling Yes/No under “Complies”

REPORTING REQUIREMENT	REQUIRED	COMPLIES
Interim Financial Statements	Quarterly within 90 days	YES/NO
Monthly Financial Statements	Monthly within 45 days
Audited Financial Statements	FYE within 150 days

Date of most recent Board-approved
budget/plan ___
Submitted with Borrowing Request		YES/NO

Any change in budget/plan since prior Borrowing Request	YES / NO

EXPLANATIONS

Very truly yours,

Genomic Health, Inc.

By:

Name:

Title:*

*	Must be executed by Debtor’s Chief Financial Officer.

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